SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant |X|

    Filed by a party other than the registrant |_|

    Check the appropriate box:                |_|   Confidential, for Use of the
    |_|   Preliminary Proxy Statement               Commission Only (as
                                                    permitted
    |X|   Definitive Proxy Statement                by Rule 14a-6(e)(2))
    |_|   Definitive Additional Materials
    |_| Soliciting Material Pursuant to |_| Rule 240.14a-11(c) or |_| Rule 240.14a-12

                             Research, Incorporated
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    |X| No fee required
    |_| $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2)
        of Schedule 14A
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transactions applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:

    |_| Fee paid previously with preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

                          [RESEARCH, INCORPORATED LOGO]

                    Notice of Annual Meeting of Shareholders

                                January 21, 1999



         Notice is hereby given that the Annual Meeting of Shareholders of Research, Incorporated will be held at the corporate offices, 6425 Flying Cloud Drive, Eden Prairie, Minnesota, on Thursday, January 21, 1999 at 5:00 p.m., Central Standard Time, for the following purposes:

         1. To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

         2. To ratify and approve the selection of independent public accountants for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on December 7, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                     By Order of the Board of Directors


                                     Gerald E. Magnuson, SECRETARY

Minneapolis, Minnesota
December 18, 1998

         TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY.

                             RESEARCH, INCORPORATED

                                 PROXY STATEMENT

         This Proxy Statement is furnished to the shareholders of Research, Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 21, 1999. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted. The Company's corporate offices are located at 6425 Flying Cloud Drive, Eden Prairie, Minnesota 55344 and its telephone number is
(612) 941-3300. The mailing of this proxy statement to shareholders of the Company commenced on or about December 18, 1998.

         The Company has outstanding only one class of capital stock, $.50 per share par value Common Stock, of which 1,266,337 shares were issued and outstanding and entitled to vote at the close of business on December 7, 1998. Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights in connection with the election of directors by giving written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by five (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. Mere execution of a proxy will not provide a shareholder with cumulative voting. Only shareholders of record at the close of business on December 7, 1998 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           SHAREHOLDERS AND MANAGEMENT

         The following table includes information as of December 7, 1998 concerning the beneficial ownership of the Common Stock of the Company by (i) all persons who are known by the Company to hold five percent or more of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the Summary Compensation Table on page 5, and
(iv) all directors and officers of the Company as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

     NAME AND ADDRESS OF                             AMOUNT OF          PERCENT
      BENEFICIAL OWNER                            STOCK OWNERSHIP       OF CLASS
-------------------------------                   ---------------       --------

Kenneth G. Anderson                                  121,292(1)           9.58%
5209 Doncaster Way
Minneapolis, MN 55436

Dimensional Fund Advisors, Inc.                       91,500(2)           7.23%
1299 Ocean Avenue, 11th Fl.
Santa Monica, CA 90401

Claude C. Johnson(3)(5)                               48,324(4)           3.76%

Edward L. Lundstrom(3)                                 1,093(4)             *

Gerald E. Magnuson(3)                                  7,498(4)(6)          *

Charles G. Schiefelbein(3)                            66,105(4)(7)        5.22%

John G. Colwell, Jr.(3)                                  781(4)             *

Bruce E. Bailey(5)                                    17,464(4)           1.37%

David G. Brady(5)                                     18,087(4)           1.42%

All Directors and Officers
 as a Group (9 persons)                              174,238(4)          13.19%

---------------------------
* Less than 1%

(1) Includes 28,892 shares owned directly by Mr. K.G. Anderson's wife as to which he disclaims beneficial ownership.
(2) Information with respect to Dimensional Fund Advisors, Inc. is based upon reports filed with the Securities and Exchange Commission.
(3) Serves as a director of the Company and has been nominated for re-election.
(4) Includes the following number of shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options:
         Mr. Johnson, 18,437 shares; Mr. Lundstrom, 468 shares; Mr. Magnuson,

         2,186 shares; Mr. Schiefelbein, 1,249 shares; Mr. Colwell, 156 shares; Mr. Bailey, 11,187 shares; Mr. Brady, 11,187 shares; and all directors and officers as a group, 55,057 shares.
(5) Serves as an executive officer of the Company and appears in the Summary Compensation Table on page 5.
(6) Includes 1,250 shares owned directly by Mr. Magnuson's wife as to which he disclaims beneficial ownership.
(7) Includes 11,250 shares owned directly by the Peace Shalom Foundation, of which Mr. Schiefelbein is a director. Mr. Schiefelbein disclaims beneficial ownership of these shares.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         Five directors will be elected at the Annual Meeting of Shareholders, each to serve until the next Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the five persons named below. All of the nominees are presently directors of the Company and all were elected by the shareholders. It is intended that proxies will be voted for the named nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. Unless otherwise indicated, each nominee has held his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years.

                                               PRINCIPAL OCCUPATION                 DIRECTOR
NAME AND AGE                                 AND OTHER DIRECTORSHIPS                 SINCE
------------                                -------------------------               --------
John G. Colwell, Jr. (41)          Since 1996, President, Colwell Industries          1997
                                   (graphic arts company); from 1986 to
                                   1996, Group President, Banta Corp.
                                   (graphic arts company).

Claude C. Johnson (54)             President and Chief Executive Officer of           1992
                                   the Company since July 1992; formerly,
                                   Vice President, Chief Financial Officer
                                   and Assistant Secretary of the Company.

Edward L. Lundstrom (48)           President, Sheldahl, Inc.                          1996

Gerald E. Magnuson (68)            Retired Partner, Lindquist & Vennum                1982
                                   P.L.L.P., Minneapolis, Minnesota (law
                                   firm); Partner Lindquist & Vennum
                                   P.L.L.P. until December 1994; Secretary
                                   of the Company; Director of
                                   PremiumWear, Inc., Sheldahl, Inc. and
                                   Washington Scientific Industries, Inc.

                                               PRINCIPAL OCCUPATION                 DIRECTOR
NAME AND AGE                                 AND OTHER DIRECTORSHIPS                 SINCE
------------                                -------------------------               --------
Charles G. Schiefelbein (60)       Since August, 1996, President of Capital           1989
                                   Growth Services (a consulting and
                                   investing firm); from 1991 to August,
                                   1996, Chairman of the Board, Computer
                                   Petroleum Corporation, St. Paul,
                                   Minnesota (publicly traded company with
                                   a custom delivered database of petroleum
                                   information); Director of Waters
                                   Instruments, Inc.

         The Board of Directors met 8 times during fiscal year 1998. All directors attended 75% or more of the meetings of the Board of Directors and any committee on which he served.

         The Company has an Audit Committee which met one time during fiscal year 1998 and is currently comprised of Messrs. J.G. Colwell, Jr. (Chairman), C.G. Schiefelbein, E.L. Lundstrom and G.E. Magnuson. The Audit Committee meets with the Company's independent public accountants and representatives of management. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent auditors' examination, considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments, and approves any material non-audit services to be provided by the Company's independent public accountants. The Company does not have a compensation committee or a nominating committee. The duties normally reserved for a compensation committee are undertaken by the full Board of Directors, with Mr. Johnson, the only employee of the Company on the Board, excusing himself from deliberations and votes concerning matters related to his compensation.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ending September 30, 1998, 1997 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such years, to Claude C. Johnson, the Company's President and Chief Executive Officer, and to each other executive officer of the Company (together with Mr. Johnson, the "Named Executives") whose total cash compensation exceeded $100,000 during fiscal year 1998 in all capacities in which they served:


                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                               ANNUAL COMPENSATION   COMPENSATION
                                               -------------------   ------------
                              FISCAL YEAR
                                  ENDED                                  STOCK          ALL OTHER
NAME AND POSITION             SEPTEMBER 30     SALARY        BONUS     OPTIONS(1)    COMPENSATION(2)
-----------------             ------------     ------        -----     ----------    ---------------
Claude C. Johnson                 1998        $154,985        $-0-       7,500           $5,029
   President and Chief            1997         150,577      33,750      15,000            5,044
   Executive Officer              1996         145,538         -0-       6,250            5,386

Bruce E. Bailey                   1998         104,723         -0-       3,500            3,924
   Vice President,                1997         102,496      22,950       8,750            5,066
   Drying Division                1996         100,034         -0-       3,750            5,455

David G. Brady                    1998         103,303         -0-       3,500            4,434
   Vice President, Research       1997          98,269      22,163       8,750            3,901
   International Division         1996          96,039         -0-       3,750            5,423

-----------------
(1) Reflects the number of shares purchasable under option grants, as adjusted for the Company's December 31, 1997 5-for-4 stock split.
(2) Reflects 401(k) matching and discretionary contributions made by the Company in fiscal 1998 under the Company's profit sharing retirement plan of $4,381 for Mr. Johnson, $3,276 for Mr. Bailey, and $3,786 for Mr. Brady, and the payment during fiscal 1998 for life insurance premiums of $648 for Mr. Johnson, Mr.
         Bailey and Mr. Brady.

STOCK OPTIONS

         The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executives during the last fiscal year:

                        OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
----------------------------------------------------------------------------    --------------------
                                                                                POTENTIAL REALIZABLE
                         NUMBER                                                   VALUE AT ASSUMED
                           OF         % OF TOTAL                                   ANNUAL RATES OF
                       SECURITIES      OPTIONS                                       STOCK PRICE
                          UNDER-      GRANTED TO                                    APPRECIATION
                          LYING       EMPLOYEES     EXERCISE                      FOR OPTION TERM
                         OPTIONS      IN FISCAL       PRICE       EXPIRATION
        NAME             GRANTED        YEAR        PER SHARE        DATE          5%         10%
----------------------------------------------------------------------------    -------------------
Claude C. Johnson         7,500        20.27%        $6.625       01/15/2003    $13,728     $30,335

Bruce E. Bailey           3,500         9.46%         6.625       01/15/2003      6,406      14,156

David G. Brady            3,500         9.46%         6.625       01/15/2003      6,406      14,156


          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                              VALUE OF UNEXERCISED IN-THE-
                                                 NUMBER OF UNEXERCISED            MONEY OPTIONS AS OF
                       SHARES                OPTIONS AT SEPTEMBER 30, 1998       SEPTEMBER 30, 1998(1)
                      ACQUIRED               -----------------------------   -----------------------------
                         ON        VALUE
       NAME           EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
       ----           --------    --------    -----------    -------------   -----------     -------------
Claude C. Johnson       2,500      $7,500       10,156          22,969          $-0-             $-0-

Bruce E. Bailey         5,000      24,000        6,405          12,720           -0-              -0-

David G. Brady          5,000      22,836        6,405          12,720           -0-              -0-

------------------------
(1) Based on the market price of $2.00 per share, the average of the high and low trading price of the Company's Common Stock on September 30, 1998. Value is calculated on the difference between the option exercise price and $2.00 multiplied by the number of shares of common stock underlying the options, but before taxes associated with exercise.

DIRECTOR COMPENSATION

         Effective July 1, 1998, the Board of Directors voted to decrease by 10% fees paid to non-employee members of the Board. Therefore, Directors who are not employees of the Company (currently all directors except Mr. Johnson) are paid a retainer of $3,600 and a fee of $360 for each meeting of the Board of Directors or any committee thereof. No additional compensation for serving as a director was paid to Mr. Johnson during the last fiscal year. Mr. Magnuson is paid a retainer of $3,600 for serving as Secretary to the Company. Lindquist & Vennum P.L.L.P., of which Mr. Magnuson is a retired partner, was paid for legal services rendered to the Company during fiscal year 1998. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum P.L.L.P. for such legal services. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company.

         Each non-employee member of the Board of Directors receives at the time of election or re-election to the Board by the shareholders an option to purchase 625 shares of the Company's Common Stock (adjusted from 500 shares to reflect the Company's December 31, 1997 5-for-4 stock split) on the date of such election or re-election. Each director's option is to purchase 625 shares of Common Stock at a price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a five-year period. The options vest in increments of 25% per year beginning one year after the date of grant.

         The Company has a retirement program for directors who are not full-time employees of the Company at the time of retirement which provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, will commence at the later of the time of retirement or when the director becomes 65 years old and will be subject to proportionate reduction if the director has served the Company less than ten years. The maximum number of years that the benefit is payable is ten years. Former directors who receive the retirement benefit will be available to the Company as reasonably requested for consultation and advice, including attendance at Board or committee meetings if requested, and will be reimbursed for out-of-pocket expenses in connection with such meetings. Former directors receiving retirement benefits will also agree not to engage in substantial activity competitive with the business of the Company.

                             APPROVAL OF ACCOUNTANTS
                                  (PROPOSAL 2)

         Arthur Andersen LLP, independent public accountants, have been the auditors for the Company since 1956. They have been reappointed by the Board of Directors as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

         A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to submit a proposal for action at the 2000 Annual Meeting of Shareholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 6425 Flying Cloud Drive, Eden Prairie, Minnesota 55344 addressed to Investor Relations, no later than August 17, 1999 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

         On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 2000 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by October 31, 1999, the Company will be allowed to use its voting authority as described above.

                                     GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1998, all
Section 16(a) filing requirements applicable to its insiders were complied with.

OTHER MATTERS

         The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

         The Company's Annual Report to Shareholders which includes the Company's Report on Form 10-K for the fiscal year ended September 30, 1998 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge additional copies of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Research, Incorporated, 6425 Flying Cloud Drive, Eden Prairie, Minnesota 55344, Attention:
Investor Relations, or by calling the Company at (612)941-3300.

                                     By Order of the Board of Directors

                                     Gerald E. Magnuson, SECRETARY

                             RESEARCH, INCORPORATED
                      PROXY SOLICITED BY BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF SHAREHOLDERS, JANUARY 21, 1999

         The undersigned hereby appoints Gerald E. Magnuson and Claude C. Johnson, or either of them, proxies with full power of substitution to vote, in their discretion, all shares of common stock of Research, Incorporated of record in the name of the undersigned at the close of business on December 7, 1998 at the Annual Meeting of Shareholders to be held in Eden Prairie, Minnesota on January 21, 1999, or at any adjournment or adjournments thereof, hereby revoking all former proxies.


1.  ELECTION OF DIRECTORS.
    |_|  FOR all nominees listed below          |_|  WITHHOLD AUTHORITY to vote
         (EXCEPT AS MARKED TO THE CONTRARY           for all nominees listed
         BELOW)                                      below

      (INSTRUCTIONS: IF YOU DO NOT WISH TO VOTE FOR ANY INDIVIDUAL NOMINEE,
         MARK THE "FOR" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME
                               IN THE LIST BELOW.)

                     Edward L. Lundstrom, Claude C. Johnson,
        Gerald E. Magnuson, Charles G. Schiefelbein, John G. Colwell, Jr.


2. PROPOSAL TO RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

    |_|  FOR                 |_|  AGAINST               |_|  ABSTAIN


3.  IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

     THE SHARE(S) REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND WILL BE VOTED "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                        Dated:______________________, 199__

                        ________________________________________________

                        ________________________________________________
                        Please sign your name(s) exactly as shown at left. When signing as executor, administrator, trustee, or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.